Exhibit 10.29

COGNOVIT PROMISSORY NOTE

$200,000.00

Columbus, Ohio

February 10, 2011

FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, INTELLINETICS, INC. an Ohio corporation, with an address of 2190 Dividend Drive, Columbus, Ohio 43228 (the “Maker”) hereby promises to pay to the order of RAY SHEALY (together with his successors and assigns, the “Payee”), at such place as the Payee may designate, the principal sum of TWO HUNDRED THOUSAND and 00/100 DOLLARS ($200,000.00) (the “Principal Sum”), plus Interest as described below, payable at the time and in the manner hereinafter provided.

This Cognovit Promissory Note supersedes and replaces in its entirety the cognovit promissory note dated November 23, 2010 made by the Maker in favor of the Payee in the original principal amount of $50,000.00, and reflects additional advances made to the Maker by the Payee on the date set forth above.

The obligations of the Maker under this Cognovit Promissory Note (as may be extended, modified, or otherwise amended or restated from time to time, this “Note”), are guaranteed pursuant to a certain Guaranty of even date herewith (the “Guaranty”) by Matt Chretien and Mike Chretien (together with their heirs, legal representatives and successors and permitted assigns, the “Guarantors”).

1. Payment; Interest; Late Charge; Default Rate.

(a) The Maker shall repay the Principal Sum plus Interest as provided in Section 1(b), on the earlier of (i) May       , 2011 or (ii) the date the Maker receives the currently-anticipated loan proceeds from the State of Ohio Innovation Ohio Loan Fund, together with a structuring fee of Five Thousand Dollars ($5,000.00) (the “Structuring Fee”).

(b) Interest shall accrue on the Principal Sum at such rate as shall result in an accrued interest amount of $50,000.00, or such lesser amount as may be required by law (“Interest”).

(c) Any payment not made on or before the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount of payment.

(d) During any period when any Event of Default (as defined below) shall have occurred and be continuing, or upon maturity of this Note (by acceleration or otherwise), the entire unpaid Principal Sum and the Structuring Fee shall bear interest from the date of such Event of Default or maturity until paid in full (after as well as before judgment) at a rate per annum equal to five percent (5%) per annum.

(e) If the date of any payment due hereunder shall not be a business day, the payment otherwise due thereon shall be due and payable on the next succeeding business day.

The Principal Sum, Interest and the Structuring Fee may be prepaid without penalty or premium in whole or in part at any time or from time to time.

2. Representations and Warranties of Maker. The Maker hereby represents and warrants to the Payee as follows:

(a) The Maker is duly organized, validly existing and in good standing under the laws of the State of Ohio. The Maker is duly qualified or licensed to transact business in each jurisdiction where such qualification or licensure is necessary. The Maker has no subsidiaries and is not a party to any partnership agreement or joint venture.

(b) The execution, delivery, and performance of this Note: (i) are within the Maker’s legal powers (ii) have been duly authorized and (ii) are not in contravention of applicable law, the Maker’s Articles of Incorporation or Code of Regulations, or any agreement, document or instrument to which the Maker or the Guarantors is a party or by which the Maker or the Guarantors or the their respective property is bound.

(c) This Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with the terms hereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) There are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending or, to the knowledge of the Maker, threatened, against the Maker, affecting any property of the Maker or with respect to this Note.

(e) No action, consent or approval of, registration or filing with or any other action by any governmental authority or other person or entity is or will be required in connection with the transactions contemplated by this Note, except such as have been made or obtained and are in full force and effect.

(f) The Maker and its operations are in full compliance with all applicable laws.

(g) The Guarantors are direct owners of ninety percent (90%) of the outstanding capital stock of the Maker.

(h) The Maker has applied for a loan from the Innovation Ohio Loan Fund and anticipates receiving a loan from such program on or around May 2011. The proceeds of such loan are permitted to be used to, among other things, repay the Principal Sum, Interest and Structuring Fee.

3. Financial and Other Information. Upon request of the Payee from time to time, the Maker shall deliver to the Payee, financial statements (including balance sheet, and income and expense statements) of the Maker and such other information concerning the affairs, financial condition and business of the Maker as the Payee shall reasonably request.

4. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note:

(a) The failure of the Maker to pay to Payee when due any and all amounts payable hereunder by the Maker to Payee; or

(b) The failure of the Maker to perform or observe any covenant contained in this Note; or

(c) The occurrence of a default under the Guaranty; or

(d) Any indebtedness of the Maker becomes or is declared to be due and payable before its stated maturity or before its regularly scheduled dates of payment, or the Maker becomes obligated to repay any such indebtedness before its regular maturity or before its regularly scheduled dates of payment; or

(e) Any warranty, representation or other statement by or on behalf of the Maker is false or misleading in any material respect; or

(f) The Maker or any Guarantor shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator for the Maker or such Guarantor or any of their respective property, (ii) admit in writing the inability to pay their respective debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against the Maker or such Guarantor in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (vi) by any act indicate consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of their respective properly, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of thirty (30) days, or (vii) by any act indicate consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any governmental authority enjoining or otherwise prohibiting the operation of a material portion of the Maker’s business or the use or disposition in the ordinary course of business of a material portion of the Maker’s or such Guarantor assets; or

(g) The failure of the Guarantors to own directly ninety percent (90%) of the outstanding capital stock of the Maker; or

(h) The Maker shall dissolve, merge, consolidate, reorganize or transfer substantially all of its assets, or suspend or terminate a substantial portion of Maker’s business operations; or

(i) This Note for any reason shall cease to be a legal, valid and binding agreement of the Maker or the Maker shall revoke, terminate or in any other manner disavow this Note.

5. Remedies. Upon the occurrence of an Event of Default all amounts payable by the Maker to the Payee shall immediately become due and payable by the Maker without presentment, demand, protest, notice of protest or of dishonor or other notice of any kind to the Maker or any other person, all of which the Maker hereby waives, and the Payee shall have all of the rights, powers, and remedies available under the terms of this Note, the Guaranty and all applicable laws, including without limitation, the right to purchase ten percent (10%) of the then outstanding capital stock of the Maker from the Guarantors at an aggregate price of $10.00, in accordance with the Guaranty. The Maker and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Maker, guarantors and endorsers.

6. Expenses. The Maker promises to pay to the Payee on demand by the Payee all costs and expenses incurred by the Payee in connection with the collection and enforcement of this Note and the Guaranty, including, without limitation, reasonable attorneys’ fees and expenses and all court costs.

7. Miscellaneous. Each right, power, and remedy of the Payee as provided for in this Note, or now or hereafter existing under any applicable law or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Payee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Payee of any or all such other rights, powers, or remedies. No failure or delay by the Payee to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude Payee from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Payee shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

8. Partial Invalidity. In the event any provision of this Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had not been contained in this Note, but only to the extent it is invalid, illegal, or unenforceable.

9. Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

10. Applicable Law. The Maker acknowledges and agrees that this Note shall be governed by the laws of the State of Ohio.

11. Consent to Jurisdiction. The Maker irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Ohio over any suit, action, or proceeding arising out of or relating to this Note. The Maker irrevocably waives, to the fullest extent permitted by law, any objection that the Maker may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

12. Warrant of Attorney. The Maker hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or federal district of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against the Maker in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and should any judgment be vacated for any reason the Maker may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining an additional judgment or judgments against the Maker.

Executed in Franklin County, Ohio as of the day and year first above written.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

MAKER:

INTELLINETICS, INC., an Ohio corporation

By:	/s/ Matthew L. Chretien
Name:	Matthew L. Chretien
Title:	President